UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 14, 2022
RESONANT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Stonelake Blvd, Suite 100, Office 02-130
Austin, Texas	78759
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RESN	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 14, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Resonant Inc. approved increases in the annual base salaries payable to our executive officers, including Martin McDermut and Dylan Kelly, our Chief Financial Officer and Chief Operating Officer, respectively, who are our named executive officers, in the amounts set forth opposite their names below. Such increases become effective on January 22, 2022.

Executive	Old Annual Base Salary	New Annual Base Salary
Martin McDermut	$314,716	$333,599
Dylan Kelly	$300,000	$316,500

On January 14, 2022, the Compensation Committee awarded restricted stock units (“RSUs”) under the Resonant Inc. Amended and Restated 2014 Omnibus Incentive Plan to our employees, including George Holmes, our CEO, and Messrs. McDermut and Kelly in the amounts set forth opposite their names below. Such RSUs will vest in four equal annual installments on December 1, 2022, 2023, 2024 and 2025, provided the recipient remains employed with us until the vesting date. The RSU award to Mr. Holmes was approved by our Board of Directors upon the recommendation of the Compensation Committee.

Executive	Number of RSUs
George Holmes	188,053
Martin McDermut	61,272
Dylan Kelly	53,097

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2022	Resonant Inc.

By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer

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